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                                                                   Exhibit 10(s)
                                   May 1, 2003

                          JUNIPER DEVELOPMENTS LIMITED

                                     - and -

                               ASHWORTH UK LIMITED

                                     - and -

                                  ASHWORTH INC











                               AGREEMENT FOR LEASE

                                   relating to
                           Unit 2, Juniper (Phase 2),
                                   Fenton Way,
                                 Basildon, Essex















                              DAVIES ARNOLD COOPER
                               6-8 Bouverie Street
                                 London EC4Y 8DD
                               Tel: 020 7936 2222
                               Fax: 020 7936 2020
                           e-mail: bnaftalin@dac.co.uk
                        Ref: 1115/143593.17/30/04/03/mey
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
CLAUSE       HEADING                                                       PAGE
1            DEFINITIONS..................................................   1
2            RECITALS.....................................................   3
3            ADDITIONAL WORKS.............................................   4
4            TENANT'S CONTRIBUTION........................................   4
5            WARRANTIES...................................................   4
6            INSPECTION OF ADDITIONAL WORKS...............................   5
7            COMPLETION OF ADDITIONAL WORKS...............................   5
8            GRANT OF LEASE...............................................   6
9            RENT.........................................................   6
10           INSURANCE AND SERVICE CHARGE.................................   7
11           DEFECTS......................................................   7
12           VAT..........................................................   7
13           INTEREST.....................................................   8
14           TITLE........................................................   8
15           MATTERS AFFECTING THE LEASE..................................   8
16           USER.........................................................   9
17           NON-MERGER...................................................   9
18           ACKNOWLEDGEMENTS.............................................   9
19           ASSIGNMENT...................................................   9
20           JURISDICTION AND NOTICES.....................................   9
21           DETERMINATION................................................  10
22           THIRD PARTY RIGHTS...........................................  10
23           GUARANTOR'S COVENANTS........................................  11
ANNEXURES................................................................. 122
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THIS AGREEMENT FOR LEASE is made the 1st day of May, 2003

BETWEEN:

(1)      JUNIPER DEVELOPMENTS LIMITED whose registered office is at 5 Strand,
         London WC2N 5AF (Company Number 4022595) (the "Landlord" which expression shall where the context admits include its assigns); and

(2)      ASHWORTH UK LIMITED whose registered office is at 21 St Thomas Street,
         Bristol, BS1 6JS (Company number 286712) (the "Tenant"); and

(3) ASHWORTH INC a company registered in [California] whose principal place of business is at 2765 Loker Avenue West, Carlsbad, California 92008,
         USA (the "Guarantor").

WITNESSETH as follows:-

1        DEFINITIONS

1.1 In all parts of this agreement the following expressions (which for ease of reference are set out in alphabetical order) shall have the meanings respectively attributed to them:-

         "ADDITIONAL WORKS" means the works to be carried out to the Premises by the Landlord comprising fitting out as offices the ground floor area underneath the first floor offices, providing additional fitting out to the first floor offices and providing lighting to the warehouse as more particularly described in the Specification;

         "AGREED TERM" means 20 years commencing on the 1 August 2003;

         "ANNEXURE" means an annexure to this agreement;

         "BANK GUARANTEE" means a guarantee to be given by [National Westminster
         Bank Plc ] in favour of the Landlord in the form of the draft comprising Annexure D;

         "BUILDING CONTRACT" means the contract made on 16 January 2003 between the Landlord and the Building Contractor for the construction of the Development in the form of the JCT standard form of building contract with contractor's design 1998 edition (with amendments);

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         "BUILDING CONTRACTOR" means YJL Plc;

         "CLAUSE" means a clause in this agreement;

         "COMPLETION DATE" means the date seven days after the Employer's Agent has certified in writing that the Additional Works have been completed;

         "EMPLOYER'S AGENT" means EC Harris of 9 Sutton Court Road, Sutton,
         Surrey, SM1 4SZ;

         "LANDLORD'S PROJECT MANAGER" means such project manager as the Landlord may from time to time appoint, including any such person who is an employee of the Landlord or an employee of any company in the group of companies of which Land Securities plc is the ultimate holding company and whose identity shall be notified to the Tenant in writing;

         "LANDLORD'S SOLICITORS" means Davies Arnold Cooper of 6-8 Bouverie
         Street London EC4Y 8DD or such other solicitors as the Landlord may appoint;

         "LEASE" means the lease of the Premises to be granted by the Landlord to the Tenant in the form of the draft comprising Annexure A;

         "OPINION LETTER" means a letter relating to the Guarantor from a suitable firm of lawyers in California to be given to the Landlord in the form of the draft comprising Annexure C;

         "PARTIES" means the Landlord and the Tenant and "Party" means each of them;

         "PERMITTED USER" has the meaning given in the Lease;

         "PLAN" means the plan attached to the Lease;

         "PREMISES" means the premises to be known as Unit 2, Juniper (Phase 2), Fenton Way, Basildon, Essex, shown for the purpose of identification only coloured pink on the Plan;

         "RENT" means the initial rent of L211,000 per annum subject to upward review at the expiration of every fifth year of the Agreed Term plus an additional rent of L21,000 per annum for ten years from 1 May 2003;

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         "RENT COMMENCEMENT DATE" means the 1 August 2003 in respect of the initial rent of L211,000 per annum and 1 May 2003 in respect of the additional rent of L21,000 per annum;

         "RENT DEPOSIT DEED" means a rent deposit deed to be entered into by the Tenant in favour of the Landlord in the form of the draft comprising
         Annexure B;

         "SPECIFICATION" means the specification comprising Annexure G;

         "TENANT'S CONTRIBUTION" means the sum of L60,000 plus VAT being the contribution to be made by the Tenant to the cost of the Additional
         Works;

         "VAT" means Value Added Tax or other tax of a similar nature.

1.2      INTERPRETATION

         1.2.1 Obligations and liabilities of a party comprising more than one person are obligations and liabilities of such persons jointly and severally;

         1.2.2 Reference to a statute includes any amendment, modification, extension, consolidation or re-enactment of it and any statutory instrument, regulation or order made under it which is from time to time in force;

         1.2.3 all sums expressed to be payable by a party to this agreement are exclusive of VAT charged or chargeable thereon and such VAT shall be paid in addition; and

         1.2.4 unless the context requires otherwise, words importing the masculine gender only shall include the feminine gender and neuter and vice versa and words importing the singular number only shall include the plural number and vice versa.

2        RECITALS

2.1      The Premises were practically completed pursuant to the Building
         Contract on 31 March 2003.

2.2      The Additional Works are to be completed pursuant to the Building
         Contract.

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3        ADDITIONAL WORKS

3.1 The Landlord shall procure that the Building Contractor completes the Additional Works in a good and workmanlike manner in accordance with the Specification and in accordance with all necessary consents.

3.2 The Landlord shall use all reasonable endeavours to ensure that the Works are completed by 1 August 2003 unless prevented or delayed by any cause which under the Building Contract entitles the Building
         Contractor to an extension of time or any other cause or circumstance not within the reasonable control of the Landlord in which case the Landlord shall be entitled to an extension of time equal to the period of such delay.

4        TENANT'S CONTRIBUTION

4.1      The Tenant shall on the date of this agreement pay the Tenant's
         Contribution to the Landlord's Solicitors, one half of which is to be paid to the Landlord immediately and the other half of which is to be held by the Landlord's Solicitors as stakeholders until completion of the Additional Works is certified by the Employer's Agent.

4.2 The Tenant's Contribution shall be paid by cheque drawn on a solicitor's client account or paid to the Landlord's Solicitors as cleared funds to the credit of the Landlord's Solicitors' client account.

5        WARRANTIES

         The Landlord shall procure that on the Completion Date or as soon as practicable thereafter there shall be delivered to the Tenant:-

5.1 a collateral warranty executed by the Building Contractor in the form of the draft comprising Annexure E; and

5.2 a collateral warranty executed by the Employer's Agent in the form of the draft comprising Annexure F in each case with such amendments as may be reasonably required by the Landlord.

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6        INSPECTION OF ADDITIONAL WORKS

6.1 Subject to the Tenant giving the Landlord ten working days' notice the Tenant or its duly authorised agent shall be allowed at all reasonable times in the company of the Landlord's Project Manager, the Employer's
         Agent or such other person who may be approved by the Landlord to view the state and progress of the Additional Works and to inspect the workmanship and the materials used (but not to test any of the materials) on the following conditions:

         6.1.1 the person inspecting must report to the site office before making an inspection and act in accordance with the instructions of the Building Contractor's representatives;

         6.1.2 the person inspecting must comply with all relevant safety and security precautions and insurance requirements;

         6.1.3 every inspection is entirely at the risk of the person inspecting;

         6.1.4 there must be no communication with the Building Contractor about the Additional Works; and

         6.1.5    the progress of the Additional Works must not be impeded.

6.2 If as a result of an inspection the Tenant wishes to make representations regarding the Additional Works such representations shall be made exclusively to the Landlord's Project Manager who shall have due and proper regard to such representations.

7        COMPLETION OF ADDITIONAL WORKS

7.1 The Landlord shall procure that the Tenant is given not less than ten working days notice in writing of the date on which the Employer's
         Agent intends to inspect the Additional Works with a view to certifying that they have been completed and shall procure that the Tenant is afforded the opportunity of attending the inspection of the Additional
         Works and that the Employer's Agent has due and proper regard to any representations made by or on behalf of the Tenant.

7.2 In the event of the Employer's Agent not certifying completion as anticipated the provisions of Clause 7.1 shall apply mutatis mutandis
         (except that the period of notice

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         shall be three working days instead of ten) as often as may be necessary until completion of the Works is actually certified.

7.3 In the event of the completion being certified subject to a snagging list the Landlord shall procure that the works on such snagging list are carried out free of expense to the Tenant.

7.4 The Landlord will provide the Tenant with a copy of the statement or certificate of completion and any such snagging list.

8        GRANT OF LEASE

8.1      On the Completion Date:-

         8.1.1    the Landlord will grant to the Tenant the Lease for the Agreed
                  Term;

         8.1.2 the Tenant will accept the Lease and the Tenant and the Guarantor will execute a counterpart thereof;

         8.1.3 the Tenant will execute a counterpart of the Rent Deposit Deed and the Landlord and the Tenant will complete the same;

         8.1.4 the Tenant will deliver to the Landlord the Opinion Letter duly signed;

         8.1.5 the Tenant will deliver to the Landlord the Bank Guarantee duly executed.

8.2 The Lease shall be at the Rent payable from the Rent Commencement Date and otherwise subject in all respects to the terms and conditions set out in the Lease.

8.3 The first Review Date (as defined in clause 7.1.1 of the Lease) shall be the fifth anniversary of the date of commencement of the Agreed
         Term.

8.4 Completion of the grant of the Lease and the Rent Deposit Deed shall take place at the offices of the Landlord's Solicitors.

9        RENT

         The Tenant shall be liable on and from the Rent Commencement Date for the payment to the Landlord on the dates specified in the Lease (the first payment to be made on the Rent Commencement Date and to be in respect of the period from that date until the next following quarter day) of sums equal to the amounts which would have been

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         payable by way of rent under the covenants of the Lease had the same actually been granted on the Rent Commencement Date provided nevertheless that any money so paid shall be set against the rent which would otherwise be due under the Lease in respect of the same period.

10       INSURANCE AND SERVICE CHARGE

         The Tenant shall also be liable on and from the date that the Additional Works are certified by the Employer's Agent to be completed for the payment to the Landlord on the dates specified in the Lease of sums equal to the amounts which would have been payable by way of insurance and service charge under the covenants of the Lease had the same actually been granted on that date provided nevertheless that any money so paid shall be set against the insurance and service charge which would otherwise be due under the Lease in respect of the same period.

11       DEFECTS

         Any defects, shrinkages or other faults in the works to construct the Premises or in the Additional Works which shall appear within the defects liability period or periods provided under the Building
         Contract shall be certified by the Tenant in a schedule of defects to be delivered by the Tenant to the Landlord not later than fourteen days prior to the date of expiry of each defects liability period and the Landlord shall take all reasonable steps to procure the making good of all such defects as are covered by the defects liability clause in the Building Contract and the Tenant shall give reasonable access to the Building Contractor for this purpose.

12       VAT

12.1 All payments of whatever nature which are payable under this agreement are exclusive of VAT and the Tenant shall pay and keep the Landlord indemnified against all VAT which may from time to time be charged on any monies payable by the Tenant under this agreement.

12.2 The Tenant does not intend or expect the Premises to be occupied by it or a person that is connected with the Tenant as determined in accordance with section 839 Income and Corporation Taxes Act 1988 other than wholly or mainly for eligible purposes (within the meaning of paragraph 3(A)(7) to 3(A)(11) Schedule 10 Value Added Tax Act 1994).

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13       INTEREST

         If any sum of money payable by the Tenant under this agreement remains unpaid for more than seven days after the date when payment is due the Tenant shall pay interest on the amount due from time to time at the rate of four per cent per annum above the base lending rate from time to time of Lloyds TSB Bank plc from the date when payment was due until the date of payment (both before and after any judgment).

14       TITLE

         Title down to the date hereof has been deduced to the Tenant's
         Solicitors (as the Tenant hereby acknowledges) and the Tenant is deemed to have full knowledge of such title and shall raise no objection or requisition relating thereto.

15       MATTERS AFFECTING THE LEASE

15.1 The Lease will be granted subject to and with the benefit of such of the following as may apply:-

         15.1.1 all local land charges (whether registered or not before the date of this agreement) and all matters capable of registration as a local land charge or otherwise registrable by any competent authority or pursuant to statute or like instrument;

         15.1.2 all notices served and orders, demands, proposals or requirements made by any local or other public or competent authority whether before or after the date of this agreement;

         15.1.3 all actual or proposed charges, notices, orders, restrictions, agreements, conditions or other matters arising under any enactment relating to Town and Country Planning;

         15.1.4   all existing rights and easements and quasi-easements;

         15.1.5 all matters in the nature of overriding interests as defined in Section 70 of the Land Registration Act 1925; and

         15.1.6 the matters contained, mentioned or referred to in the documents mentioned in the third schedule to the Lease.

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15.2     The Tenant is deemed to have full knowledge of all matters referred to in Clause 15.1 and shall raise no objection or requisition in relation to any such matter.

16       USER

         The Landlord does not warrant that the Premises may lawfully be used for any purpose authorised under the Lease.

17       NON-MERGER

         The provisions of this agreement so far as not performed prior to completion of the Lease shall remain in full force and effect notwithstanding the completion of the Lease.

18       ACKNOWLEDGEMENTS

         The Parties agree that:-

18.1 This agreement constitutes the entire contract between them and may not be varied except by written agreement between them or their respective solicitors.

18.2 The Tenant hereby acknowledges and admits that it has not entered into this agreement in reliance upon any representation made by or on behalf of the Landlord but not embodied in this agreement, except to the extent that the Tenant may be entitled to rely on any representation made by the Landlord's solicitors on behalf of the Landlord in any written reply to any enquiry made by the Tenant's solicitors on behalf of the Tenant.

19       ASSIGNMENT

         The Tenant shall not assign, charge or otherwise deal with the whole or any part of its interest under this agreement.

20       JURISDICTION AND NOTICES

20.1 This agreement shall be governed by and construed in accordance with English law.

20.2 Each Party submits to the exclusive jurisdiction of the English courts in respect of all matters arising out of this agreement but the Landlord shall have the right to bring

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         proceedings in the courts of any other jurisdiction for the purpose of enforcing a judgment.

20.3 Any notice served under this agreement shall be in writing and it shall be sufficiently served if sent by recorded delivery post to or left at the registered office of the Party to be served.

21       DETERMINATION

21.1     If:-

         21.1.1 the Tenant commits any breach of the provisions of this agreement and fails to remedy such breach within twenty-one
                  (21) days after notice in writing by the Landlord to the Tenant specifying the breach; or

         21.1.2 if the Tenant or the Guarantor becomes Insolvent (as that term is defined in the Lease); or

         then in either such case the Landlord may at any time thereafter by notice in writing to the Tenant determine this agreement but without prejudice to any claim which the Landlord may have against the Tenant arising before the date of determination.

21.2 Notwithstanding such determination the Tenant shall if and to the extent required by the Landlord remove at its own expense any works carried out by or on behalf of the Tenant to the Premises and reinstate the same and if the Tenant shall default in carrying out any such works of removal and reinstatement the Landlord shall be entitled to carry out such works at the Tenant's expense and all costs so incurred shall be repaid by the Tenant forthwith upon demand.

22       THIRD PARTY RIGHTS

22.1 In this Clause the expression "third party" has the meaning conferred by section 1 of the Contracts (Rights of Third Parties) Act 1999 (the
         "Act").

22.2 No person who is not a party to this agreement may enforce any term of it.

22.3 Nothing in this Clause shall affect the enforceability of any term of the agreement by any third party who would have been able to enforce it in the absence of the application of the Act.

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23       GUARANTOR'S COVENANTS

         The Guarantor covenants with the Landlord that:-

23.1 during the continuance of this agreement the Tenant shall observe and perform the obligations on the Tenant's part contained in this agreement and in case of default the Guarantor will observe and perform the obligations in respect of which the Tenant is in default and make good to the Landlord on demand and indemnify the Landlord against all losses, damages, costs and expenses thereby arising or incurred by the Landlord;

23.2     the liability of the Guarantor under Clause 23.1 shall not be affected in any way by:

         23.2.1 any neglect or forbearance of the Landlord in enforcing the observance or performance of the obligations on the Tenant's part;

         23.2.2   any time or indulgence given to the Tenant by the Landlord;

         23.2.3   any variation in the terms of this agreement;

         23.2.4 any other act, matter or thing or the release of any person apart from the express release in writing of the Guarantor;
                  and

23.3 if during the continuance of this agreement the Tenant is dissolved or if the liquidator of the Tenant disclaims this agreement the Guarantor shall upon written notice from the Landlord given within three months after the date of dissolution or disclaimer enter into an agreement for lease of the Premises (as tenant) upon the same terms as in this agreement (without however requiring any other person to act as guarantor) such new agreement to take effect from the date of dissolution or disclaimer and to be granted at the cost of the Guarantor who shall execute and deliver to the Landlord a counterpart of it.

AS WITNESS the hand of duly authorised signatories for the Landlord and the Tenant.



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                                    ANNEXURES

Annexure A   The Lease

Annexure B   Rent Deposit Deed

Annexure C   Opinion Letter

Annexure D   Bank Guarantee

Annexure E   Building Contractor's Warranty

Annexure F   Employer's Agent's Warranty

Annexure G   Specification



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SIGNED for                                        )
JUNIPER DEVELOPMENTS LIMITED                      )
by:/s/Des Wynne                                   )

                                                      Authorised Signatory

SIGNED for                                        )
ASHWORTH UK LIMITED                               )
by:/s/Terence W. Tsang                            )

                                                      Authorised Signatory

SIGNED for                                        )
ASHWORTH INC                                      )
by:/s/Peter Case                                  )

                                                      Authorised Signatory

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